EXHIBIT 4.16
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                               SUNAMERICA INC.

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO
                                  as Trustee


                              -------------------


                         FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of November 13, 1996


                                      TO

                                   INDENTURE


                          Dated as of March 15, 1995


                              -------------------


                     8.30% Junior Subordinated Debentures
                                   Due 2045


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               FOURTH SUPPLEMENTAL INDENTURE, dated as of the 13th day of
November 1996 (the "Fourth Supplemental Indenture"), between SUNAMERICA INC., a corporation duly organized and existing under the laws of the State of Maryland (hereinafter sometimes referred to as the "Company") and The First National Bank of Chicago, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of March 15, 1995 (as amended by a Supplemental Indenture dated as of October 28, 1996) between the Company and the Trustee (as so amended, the "Indenture"); as set forth in Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture),

               WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

               WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 8.30% Junior Subordinated Debentures due 2045 (said series being hereinafter referred to as the "Series 8.30% Debentures"), the form and substance of such Series 8.30% Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fourth Supplemental Indenture; and

               WHEREAS, the Company has caused to be formed SunAmerica Capital Trust III ("SunAmerica Capital III") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.) pursuant to a declaration of trust dated August 31, 1995 (the "Original Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 6, 1995; and

               WHEREAS, the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of November 13, 1996 (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust"); and

               WHEREAS, SunAmerica Capital III desires to issue its 8.30% Trust Originated Preferred Securities (the "Preferred Securities") and sell such Preferred Securities to initial purchasers; and

               WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of SunAmerica Capital III, SunAmerica Capital III will purchase as trust assets Series 8.30% Debentures; and

               WHEREAS, pursuant to the Declaration of Trust, the legal title to the Series 8.30% Debentures shall be owned and held of record in the name of The Bank of New York or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities; and

               WHEREAS, the Company has the right at any time to cause SunAmerica Capital III to be dissolved and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series 8.30% Debentures and in connection with a Liquidation Distribution (as defined in the Declaration of Trust) the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such a Pro Rata basis, Series 8.30% Debentures (each a "Dissolution Event"); and

               WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series 8.30% Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

               NOW THEREFORE, in consideration of the purchase and acceptance of the Series 8.30% Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series 8.30% Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                  ARTICLE ONE

                        General Terms and Conditions of
                          the Series 8.30% Debentures

               SECTION 1.01. (a) There shall be and is hereby authorized a series of Debentures designated the "8.30% Junior Subordinated Debentures Due 2045", limited in aggregate principal amount to $310,670,125 (except as provided in this Section 1.01 and 6.01). Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Declaration of Trust), additional Series 8.30% Debentures in the aggregate principal amount of up to $45,000,000 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series 8.30% Debentures to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.

               (b) The Series 8.30% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined) on September 30, 2045; provided, however, that the Company may at any time shorten the maturity of the Series 8.30% Debentures, to a date not earlier than November 13, 2001, upon the occurrence of a Deductibility of Interest Tax Event (as hereinafter defined). If the Company elects to shorten the maturity of the Series 8.30% Debentures, (i) the Company shall give notice of the new maturity date of the Series 8.30% Debentures (the "Shortened Maturity Date") to (A) holders of the Series 8.30% Debentures, (B) holders of the Preferred Securities and Common Securities, (C) the Property Trustee, (D) SunAmerica Capital III and (E) the Trustee and (ii) the Series 8.30% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest, on the Shortened Maturity Date.

               SECTION 1.02. (a) Except as provided in Section 1.02(b), the Series 8.30% Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Series 8.30% Debentures issued in certificated form will be payable, the transfer of such Series 8.30% Debentures will be registrable and such Series 8.30% Debentures will be exchangeable for Series 8.30% Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Series 8.30% Debentures will only be made upon surrender of the Series 8.30% Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series 8.30% Debentures, the payment of the principal of and interest (including Compounded Interest, if any) on the Series 8.30% Debentures held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

         (b)  In connection with a Dissolution Event;

               (i) Series 8.30% Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture representing the Series 8.30% Debentures in an aggregate principal amount equal to all Outstanding Series 8.30% Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). The Company upon any such presentation shall execute a Global Debenture representing the Series 8.30% Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. Payments on the Series 8.30% Debentures issued as a Global Debenture will be made to the Depository; and

               (ii) if any Preferred Securities are held in non book-entry certificated form, Series 8.30% Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series 8.30% Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be cancelled and a Series 8.30% Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. On issue of such Series 8.30% Debentures, Series 8.30% Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

               SECTION 1.03. Each Series 8.30% Debenture will bear interest at the rate of 8.30% per annum from November 13, 1996 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly, payable (subject to the provisions of Article Three) quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, an "Interest Payment Date", commencing on December 30, 1996), to the person in whose name such Series 8.30% Debenture or any predecessor Series 8.30% Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series 8.30% Debentures of which the Property Trustee is the registered holder of or a Global Debenture, the close of business on the business day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series 8.30% Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the March 15, June 15, September 15 or December 15 next preceding that Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series 8.30% Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series 8.30% Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 8.30% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Series 8.30% Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.


                                  ARTICLE TWO

                              Optional Redemption
                        of the Series 8.30% Debentures

               SECTION 2.01. Except as provided in Section 2.02, Series 8.30% Debentures may not be redeemed by the Company prior to November 13, 2001. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series 8.30% Debentures, in whole or in part, from time to time, on or after November 13, 2001, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

               SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series 8.30% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event.

               "Tax Event" means that the company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Event Opinion") to the effect that on or after November 7, 1996 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after November 7, 1996 there is more than an insubstantial risk that (i) SunAmerica Capital III is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Series 8.30% Debentures, (ii) SunAmerica Capital III is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company on the Series 8.30% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes (any Tax Event set forth in this clause (iii) being a "Deductibility of Interest Tax Event").

               SECTION 2.03. If the Series 8.30% Debentures are only partially redeemed pursuant to this Article Two, the Series 8.30% Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee, provided that if at the time of redemption, the Series 8.30% Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series 8.30% Debentures held by each Debenture Holder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Series 8.30% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 8.30% Debentures in whole.


                                 ARTICLE THREE

                     Extension of Interest Payment Period

               SECTION 3.01. So long as the Company is not in default in the payment of interest on the Series 8.30% Debentures, the Company shall have the right, at any time during the term of the Series 8.30% Debentures, from time to time to extend the interest payment period of such Series 8.30% Debentures for up to 20 consecutive quarterly interest periods (the
"Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of 8.30% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")). During such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that
(i) the Company may pay accrued dividends (and cash in lieu of fractional shares) upon conversion of its Series E Mandatory Conversion Premium
Dividend Preferred Stock or upon the conversion of any other preferred stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (ii) the foregoing will not apply to any stock dividends paid by the Company. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series 8.30% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded
Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series 8.30% Debentures including any Compounded Interest which shall be payable to the holders of the Series 8.30% Debentures in whose names the Series 8.30% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period. The failure by the Company to make interest payments during an Extended Interest Payment Period would not constitute a default or Event of Default under the Indenture.

               SECTION 3.02. (a) So long as the Property Trustee is the sole legal owner and holder of record of the Series 8.30% Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give the Property Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date SunAmerica Capital III is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause SunAmerica Capital III to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

               (b) If as a result of a Dissolution Event Series 8.30% Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series 8.30% Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series 8.30% Debentures.

               SECTION 3.03. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Three.


                                 ARTICLE FOUR

                Covenants Applicable to Series 8.30% Debentures

               SECTION 4.01. So long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement) or other payment obligations under the Guarantee Agreement, (ii) there shall have occurred any Event of Default under the Indenture with respect to the Series 8.30% Debentures or (iii) the Company shall have given notice of its election of an Extended Interest Payment Period and such Period, or any extension thereof, is continuing; provided that (a) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series E Mandatory Conversion Premium Dividend Preferred Stock or upon the conversion of any other preferred stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (b) the foregoing will not apply to any stock dividends paid by the Company.

               SECTION 4.02. In connection with the distribution of the Series 8.30% Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series 8.30% Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

               SECTION 4.03. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article IV thereof.

               SECTION 4.04. Prior to the distribution of Series 8.30% Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust and (ii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Series 8.30% Debentures as provided in the Declaration of Trust.


                                 ARTICLE FIVE
                        Form of Series 8.30% Debentures

               SECTION 5.01. The Series 8.30% Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:


                          (FORM OF FACE OF DEBENTURE)

               [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

               Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                           $

CUSIP NO.

                              SUNAMERICA INC.

               8.30% JUNIOR SUBORDINATED DEBENTURE DUE 2045

               SunAmerica Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                    , or registered assigns, the principal sum of _________ Dollars on September 30, 2045 (or on a Shortened Maturity Date (as defined below) established by the Company as further described herein), and to pay interest on said principal sum from November 13, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 30, June 30, September 30 and December 30 of each year commencing December 30, 1996 at the rate of 8.30% per annum plus Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the day next preceding such Interest Payment Date, provided that if the Preferred Securities of SunAmerica Capital Trust III are no longer in book-entry only form, the regular record dates shall be the close of business on the March 15, June 15, September 15 or December 15 next preceding such Interest Payment Date] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(c) OF THE INDENTURE THE SERIES 8.30% DEBENTURES ARE NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the March 15, June 15, September 15 or December 15 next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Property Trustee as may be designated by the Property Trustee.

               The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

               This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

               Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated __________________________

                                       SUNAMERICA INC.


                                       By _____________________________



Attest:


By _____________________________
           Secretary


                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


               This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


The First National Bank of Chicago,
  as Trustee



                                            _____________________________
                                       or   as Authentication Agent


By _____________________________            _____________________________
    Authorized Signatory                       Authorized Signatory


                        (FORM OF REVERSE OF DEBENTURE)

               This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 15, 1995 (as amended by a Supplemental Indenture dated as of October 28, 1996) duly executed and delivered between the Company and The First National Bank of Chicago, a national banking association, as Trustee (herein referred to as the "Trustee"), as supplemented by the Fourth Supplemental Indenture dated as of November 13, 1996 between the Company and the Trustee (said Indenture as so amended and supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the 8.30% Junior Subordinated Debentures due 2045 and is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

               The Indenture contains provisions permitting the Company to shorten the maturity of the Series 8.30% Debentures, to a date not earlier than November 13, 2001, upon the occurrence of a Deductibility of Interest Tax Event (as hereinafter defined). If the Company elects to shorten the maturity of the Series 8.30% Debentures, (i) the Company shall give notice of the new maturity date of the Series 8.30% Debentures (the "Shortened Maturity Date") to (A) holders of the Series 8.30% Debentures, (B) holders of the Preferred Securities and Common Securities, (C) the Property Trustee, (D) SunAmerica Capital Trust III and (E) the Trustee and (ii) the Series 8.30% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest, on the Shortened Maturity Date.

               Except as provided in the next paragraph, the Series 8.30% Debentures may not be redeemed by the Company prior to November 13, 2001. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after November 13, 2001 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures held by each holder of Debentures to be redeemed in accordance with its customary procedures.

               If, at any time, a Tax Event (as defined below) shall occur or be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series 8.30% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event.

               "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Event Opinion") to the effect that on or after November 7, 1996, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after November 7, 1996, there is more than an insubstantial risk that (i) SunAmerica Capital III is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Series 8.30%
Debentures, (ii) SunAmerica Capital III is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company on the Series 8.30% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes (any Tax Event set forth in this clause (iii) being a "Deductibility of Interest Tax Event").

               If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series 8.30% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 8.30% Debentures in whole.

               In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Debentures held as trust assets of a SunAmerica Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such SunAmerica Capital Trust as may be required under the Declaration of Trust of such SunAmerica Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a SunAmerica Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such SunAmerica Capital Trust as may be required under the Declaration of Trust of such SunAmerica Capital Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of a SunAmerica Capital Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such SunAmerica Capital Trust as may be required under the Declaration of Trust of such SunAmerica Capital Trust), on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

               Subject to Section 13.12 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

               So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 8.30% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")). During such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto, provided that (a) the Company may pay accrued dividends (and cash in lieu of fractional shares) upon conversion of its Series E Mandatory Conversion Premium Dividend
Preferred Stock or upon the conversion of any other preferred stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (b) the foregoing will not apply to any stock dividends paid by the Company. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Debenture shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series 8.30% Debentures including any Compounded Interest which shall be payable to the holders of the Series 8.30% Debentures in whose names the Series 8.30% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period.

               As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

               Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

               [If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereto.] [If Global Debenture -- This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If Global Debenture -- herein and] therein set forth, Debentures of this series [If Global Debenture -- so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

               All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE SIX

                   Original Issue of Series 8.30% Debentures

               SECTION 6.01.  Except as provided in Section 1.01 and this
Section 6.01, Series 8.30% Debentures in the aggregate principal amount equal to $310,670,125 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company. Upon exercise of the overallotment option set forth in the Underwriting Agreement, additional Series 8.30% Debentures in the aggregate principal amount of up to $45,000,000 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series 8.30% Debentures executed as aforesaid by the Company, to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.


                                 ARTICLE SEVEN

                           Miscellaneous Provisions

               SECTION 7.01. Except as otherwise expressly provided in this Fourth Supplemental Indenture or in the form of Series 8.30% Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 8.30% Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

               SECTION 7.02. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed; provided that the words ", may after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights," in the ninth and tenth lines of Section 13.12 of the Indenture shall not be applicable to the Series 8.30% Debentures. This Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

               SECTION 7.04. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       SUNAMERICA INC.



                                       By _____________________________
                                          Name:   James R. Belardi
                                          Title:  Executive Vice President


Attest:


_____________________________
Name:   Susan L. Harris
Title:  Secretary


                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee



                                       By _____________________________
                                          Name:
                                          Title:

Attest:



_____________________________
    Assistant Secretary

STATE OF CALIFORNIA    )
                       )  ss.:
COUNTY OF Los Angeles  )                                    November 13, 1996



               On the 13th day of November, in the year one thousand nine hundred ninety-six, before me personally came James R. Belardi to me known, who, being by me duly sworn, did depose and say that he resides at 1242 Berkeley Street, #12, Santa Monica, California 90404; that he is Executive Vice President of SUNAMERICA INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          _____________________________
                                                  NOTARY PUBLIC

                                             My Commission Expires


STATE OF ILLINOIS   )
                    )  ss.:
COUNTY OF COOK      )                                        November 13, 1996


               On the 13th day of November, in the year one thousand nine hundred ninety-six, before me personally came R. D. Manella to me known, who, being by me duly sworn, did depose and say that he resides at 211 Willow Pky., Buffalo Grove, Illinois, 60089 that he is a Vice President of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                           _____________________________
                                                   NOTARY PUBLIC

                                               My Commission Expires